Exhibit 10.17
EXCHANGE AGREEMENT
THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of _______, 2025, by and between Chime Financial, Inc., a Delaware corporation (the “Company”), and stockholders of the Company listed on Exhibit B hereto (collectively, “Exchange Stockholders”).
WHEREAS, the Company’s board of directors (the “Board”) has determined that it is in the best interests of the Company and its stockholders to implement a multi class common stock structure in connection with the Company’s initial public offering of its capital stock (the “IPO”) to, among other things, enable the Company to execute its long-term vision;
WHEREAS, in connection with the IPO, the Board has approved, and the Company intends to file, an Amended and Restated Certificate of Incorporation of the Company, substantially in the form set forth on Exhibit A hereto with any changes that are approved by the Exchange Stockholders (the “Amended and Restated Certificate of Incorporation”), which, among other things, will create three series of common stock, par value $0.0001 per share, of the Company designated as Class A Common Stock, entitling holders to one (1) vote for each share thereof held (“Class A Common Stock”), Class B Common Stock, entitling holders to twenty (20) votes for each share thereof held (“Class B Common Stock”), and Class C Common Stock, entitling holders to zero votes per share unless required by applicable law;
WHEREAS, the Amended and Restated Certificate of Incorporation further provides that each one (1) share of the Company’s shares of common stock, par value $0.0001 per share (the “Existing Common Stock”), issued and outstanding or held as treasury stock as of immediately prior to the effectiveness of the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), will be, as of the Effective Time, reclassified and changed into one (1) share of Class A Common Stock;
WHEREAS, the Exchange Stockholders hold or will hold shares of Existing Common Stock as of immediately prior to the Effective Time and each such share of Existing Common Stock will reclassified and changed into one (1) share of Class A Common Stock at the Effective Time pursuant to the terms of the Amended and Restated Certificate of Incorporation;
WHEREAS, the Board has determined that exchanging shares of Class A Common Stock that will be held by the Exchange Stockholders at the Effective Time as set forth on Exhibit B hereto for shares of Class B Common Stock as part of the implementation of the multi class common stock structure is advisable and in the best interests of the Company and all of its stockholders, including its stockholders other than the Exchange Stockholders; and
WHEREAS, the parties hereto intend that no gain or loss shall be recognized in the Exchange pursuant to Sections 368(a)(1)(E) and/or 1036 of the Internal Revenue Code of 1986, as amended (the “Code”).
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:
ARTICLE I.
EXCHANGE AND ISSUANCE OF CLASS B COMMON STOCK
1.1    Exchange of Class A Common Stock.
(a)    Subject to the terms and conditions of this Agreement, immediately following the Effective Time, each Exchange Stockholder shall be deemed to have automatically transferred to the Company the shares of Class A Common Stock held by such Exchange Stockholder as set forth on Exhibit B hereto (the “Class A Shares”) and, in exchange for such Class A Shares, the Company shall issue to each Exchange Stockholder shares of Class B Common Stock (the “Class B Shares”), at an exchange ratio of one (1) Class A Share for one (1) Class B Share (the “Exchange”). The number of Class A Shares to be transferred and the number of Class B Shares to be received in the Exchange by each Exchange Stockholder are as set forth on Exhibit B hereto.
(b)    In connection and concurrently with the Exchange, each Exchange Stockholder shall deliver to the Company a stock power agreement in the form reasonably acceptable by the Company (the “Stock Power”) to evidence that the shares of Existing Common Stock (which will automatically and without further action by the Corporation or any stockholder, be reclassified and changed into one (1) share of Class A Common Stock upon the Effective Time) held by such Exchange Stockholder have been duly transferred to the Company, which Stock Power shall be held in escrow until the Effective Time and released automatically, without further action by the Company or the Exchange Stockholder, at the Effective Time.
1.2    Effective Time of the Exchange.
(a)    The Exchange shall occur and be deemed effective, without any further action by the Company or the Exchange Stockholders, immediately following the Effective Time and prior to the consummation of the sale of the shares of the Company’s capital stock in the IPO as part of the closing thereof.
(b)    Upon the effectiveness of the Exchange, the Company shall deliver to each Exchange Stockholder such documentation as may be reasonably required by such Exchange Stockholder to evidence that the applicable number of Class B Shares have been duly issued and transferred to such Exchange Stockholder.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE EXCHANGE HOLDER
Each Exchange Stockholder hereby represents and warrants to the Company, with respect to the transactions contemplated hereby, as follows:
2.1    Ownership; Authority. Each Exchange Stockholder will be, effective as of the Effective Time, the beneficial and legal owner of the Class A Shares exchanged hereunder, free and clear of all liens, encumbrances and restrictions (except for restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended and Restated Certificate of Incorporation or any other agreements to which such Exchange Stockholder and the Company are a party). Each Exchange Stockholder has the full right, power and authority to enter into this Agreement and, assuming the waiver or inapplicability of any and all rights of first refusal or co-sale by the Company and the Company’s stockholders that are applicable to the transactions contemplated hereby, to transfer, convey and exchange the Class A Shares in accordance with this Agreement. Assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of such Exchange Stockholder, enforceable against such Exchange Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). Upon consummation of the Exchange contemplated hereby, the Company will acquire from Exchange Stockholder good and marketable title to the Class A Shares, free and clear of any and all liens, encumbrances and restrictions (except for restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended and Restated Certificate of Incorporation or any other agreements to which such Exchange Stockholder and the Company are a party, and subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
2.2    Governmental Authorization. The execution, delivery and performance by such Exchange Stockholder of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority on the part of such Exchange Stockholder (excluding (a) the filing by the Company of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and (b) compliance by the Company with any applicable requirements of any applicable state or federal securities laws). For purposes of this Agreement, “governmental authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
2.3    Noncontravention. The execution, delivery and performance by such Exchange Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any provision of any governing document, including any trust agreement, applicable to such Exchange Stockholder, (b) subject to compliance with Section 2.2, violate any applicable law, (c) assuming the waiver or inapplicability of any and all rights of first refusal or co-sale held by the Company or the Company’s stockholders that are applicable to the transactions contemplated hereby, require any consent or other action under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of such Exchange Stockholder or to the loss of any benefit to which such Exchange Stockholder is entitled under any provision of any agreement or other instrument binding upon such Exchange Stockholder or (d) result in the creation or imposition of any lien on such Exchange Stockholder’s Class A Shares, other than restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended and Restated Certificate of Incorporation or any other agreements to which such Exchange Stockholder and the Company are a party.
2.4    Restricted Securities; Rule 144. Such Exchange Stockholder understands that the Class B Shares are characterized as “restricted securities” under the Securities Act of 1933, as amended (“Securities Act”) because such shares are being acquired from the Company in a transaction not involving a public offering and in exchange for shares acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and the rules and regulations promulgated thereunder the Class B Shares may be resold without registration under the Securities Act only in certain limited circumstances, and subject to the restrictions under the Company’s certificate of incorporation. Such Exchange Stockholder understands and hereby acknowledges that the Class B Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is otherwise available. Such Exchange Stockholder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resales of shares purchased in a transaction not involving a public offering, subject to the satisfaction of certain conditions.
2.5    Legends. It is understood that any certificate or book entry position representing the Class B Shares and any securities issued in respect thereof or exchange therefor, shall bear legends in substantially the following form (in addition to any legend required under applicable state securities laws or agreements to which the Exchange Stockholder is a party):
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to each Exchange Stockholder, with respect to the transactions contemplated hereby, as follows:
3.1    Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
3.2    Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and the issuance and delivery of the Class B Shares (including the conversion thereof into Class A Common Stock upon the terms specified in the Amended and Restated Certificate of Incorporation and the reclassification of Existing Common Stock as Class A Common Stock at the Effective Time) in accordance with the Amended and Restated Certificate of Incorporation, are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company and the Company’s stockholders, subject to compliance with Section 3.3 and the approval of and adoption by the Company’s stockholders of the Amended and Restated Certificate of Incorporation. Any and all rights of first refusal or co-sale held by the Company or the Company’s stockholders that are applicable to the transactions contemplated hereby have been waived or are otherwise inapplicable. Assuming the due authorization, execution and delivery by each Exchange Stockholder, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
3.3    Valid Issuance. Upon their issuance, the Class B Shares will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar rights. Upon the issuance of the Class B Shares, the Corporation will have reserved and kept available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the Class B Shares, such number of its shares of Class A Common Stock as are sufficient to effect the conversion of all outstanding Class B Shares.
3.4    Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than (a) the filing by the Company of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and (b) compliance by the Company with any applicable requirements of any applicable state or federal securities laws.
3.5    Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Section 3.3 and approval of and adoption by the Company’s stockholders of the Amended and Restated Certificate of

Incorporation, (a) conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any provision of the certificate of incorporation or bylaws of the Company, (b) violate any applicable law, (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right obligation of the Company or to the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or (d) result in the creation or imposition of any lien on the Class B Shares other than as set forth or contemplated by this Agreement or the Amended and Restated Certificate of Incorporation.
ARTICLE IV.
COVENANTS
4.1    Market Stand-Off Agreement. Each of the Exchange Stockholders agrees that any lock-up or market stand-off agreements applicable to the shares of Existing Common Stock held by such Exchange Stockholders shall continue to apply to the Class B Shares for which such shares of Existing Common Stock were exchanged hereunder in accordance with the terms of such agreements.
4.2    Voting Proxy. To the extent that a Non-Triggering Founder (as defined in the Amended and Restated Certificate of Incorporation) would not have exclusive voting control over any of the Class B Shares to be held by an Exchange Stockholder following the Exchange, such Exchange Stockholder has entered into or shall enter into a voting proxy pursuant to which a Non-Triggering Founder is granted exclusive voting control over such Class B Shares is entered into effective as of or prior to the Exchange. A Non-Triggering Founder shall be deemed to have “exclusive voting control” with respect to any Class B Share if either (a) such Non-Triggering Founder has exclusive Voting Control (as defined in the Amended and Restated Certificate of Incorporation) with respect to such share or (b) such Non-Triggering Founder, together with any other any general partnership, limited liability company, corporation or other entity directly or indirectly controlled by such Non-Triggering Founder, has exclusive Voting Control with respect to such share.
4.3    Waiver of Right of First Refusal. The Company hereby waives any preexisting rights of first refusal applicable to the transactions contemplated hereby.
ARTICLE V.
GENERAL PROVISIONS
5.1    Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law. The parties hereto agree that any suit, action or proceeding brought by any party hereto to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of such action is vested exclusively in the U.S. federal courts, the

U.S. District Court for the District of Delaware. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each Party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
5.2    Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.2.
5.3    Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
5.4    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
5.5    Entire Agreement; Amendment. Other than the rights, restrictions and preferences provided for the Class B Common Stock pursuant to the Amended and Restated Certificate of Incorporation and the Bylaws, this Agreement, including the exhibits attached hereto, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended or, waived other than by a written instrument signed by the Exchange Stockholders and the Company.
5.6    Notices. All notices and other communications between or among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:
(a)    If to the Company:
Chime Financial, Inc.
101 California Street, Suite 500
San Francisco, California 94111
Attention:     [●]
Email:         [●]
(b)    If to an Exchanging Stockholder:
c/o [●]
[insert address]
Attention:     [●]
Email:         [●]
5.7    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be enforced to the maximum extent permissible and the balance of this Agreement shall be enforced in accordance with its terms.
5.8    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
5.9    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.
5.10    Tax Consequences. The parties hereto intend that no gain or loss shall be recognized in the Exchange pursuant to Sections 368(a)(1)(E) and/or 1036 of the Code. The Parties adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Notwithstanding the foregoing, each Exchange Stockholder has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the Exchange, investment in the Class B Shares and the transactions contemplated by this Agreement. Each Exchange Stockholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents in connection with the transactions contemplated hereby, except for the representations and warranties of the Company expressly set forth in Article III.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

CHIME FINANCIAL, INC.

By:
Name:
Title:

[FOUNDER]

By:
Name:
Title:

By:

[FOUNDER ENTITY]

By:
Name:
Title:
[Signature Page to Exchange Agreement]

EXHIBIT A
Amended and Restated Certificate of Incorporation

A-1

EXHIBIT B

Exchange Stockholder	Number of Shares of Class A Common Stock Exchanged	Number of Shares of Class B Common Stock to Be Issued
Alexandra Britt	333,000	333,000
Christopher Britt	*	*
Aloha GRAT	466,599	466,599
Tiger GRAT	466,599	466,599
Britt Living Trust	14,643,564	14,643,564
Aloha Trust	500,000	500,000
Tiger Trust	500,000	500,000
Ryan King	14,408*	14,408*
King Family Trust	12,183,739	12,183,739
King Gift Trust AK	87,700	87,700
King Gift Trust AV	87,700	87,700
King Gift Trust CV	87,700	87,700
King Gift Trust EK	87,700	87,700
King Gift Trust LK	87,700	87,700
King Gift Trust MK	87,700	87,700
King Gift Trust NV	87,700	87,700
King Gift Trust SK	87,700	87,700
King Grantor Trust MV	225,000	225,000
King Irrevocable Trust A	900,000	900,000
King Irrevocable Trust M	900,000	900,000
Peninsula Living Trust	303,930	303,930
Maureen Vergara	43,850	43,850
* Number of shares to be increased to reflect shares acquired upon exercise of stock options or vesting of equity awards, if any, prior to the Effective Time.
B-1